UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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HILLS BANCORPORATION

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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HILLS BANCORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 21, 2008

The Annual Meeting of the Shareholders of Hills Bancorporation, an Iowa corporation (the “Company”), will be held at the Hills Community Center, Hills, Iowa, on Monday, the 21st day of April, 2008, at 4:00 o’clock p.m., local time, for the following purposes:

1.	To elect four members of the Board of Directors.

2.	To transact such other business as may properly be brought before the meeting or any adjournments thereof.

The Board of Directors has fixed the close of business on March 7, 2008, as the record date for the determination of the shareholders entitled to notice of, and to vote at, the meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting, or any adjournments thereof.

TO INSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS OF THE COMPANY SOLICITS YOU TO MARK, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED. IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY WITHDRAW YOUR PROXY AND DO SO.

Date: March 21, 2008	By Order of the Board of Directors

Hills Bancorporation 131 Main Street Hills, Iowa 52235	Dwight O. Seegmiller President

PROXY STATEMENT FOR THE
ANNUAL MEETING OF SHAREHOLDERS OF
HILLS BANCORPORATION

To Be Held on April 21, 2008

HILLS BANCORPORATION
131 Main Street
Hills, Iowa 52235

PROXY STATEMENT FOR ANNUAL MEETING OF SHAREHOLDERS

To Be Held on April 21, 2008

          This Proxy Statement is furnished to shareholders of Hills Bancorporation (the “Company”) in connection with the solicitation of proxies by the Board of Directors of the Company for the Annual Meeting of Shareholders to be held April 21, 2008, and any adjournments thereof. This Proxy Statement and form of Proxy enclosed herewith are first sent to the shareholders of the Company entitled to vote at the Annual Meeting on or about March 21, 2008.

          If the accompanying Proxy is properly signed and returned and is not withdrawn or revoked, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein. Election of any nominee as a director requires a majority of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The Board of Directors recommends that you vote FOR each of the director nominees named in this Proxy Statement.

          Only shareholders of record at the close of business on March 7, 2008, are entitled to notice of and to vote at the meeting. There were 4,486,475 shares of Common Stock of the Company outstanding at the close of business on that date, all of which will be entitled to vote. The presence, in person or by proxy, of the holders of a majority of such outstanding shares is necessary to constitute a quorum for the transaction of business at the meeting. Holders of the shares of Common Stock are entitled to one vote per share standing in their names on the record date on all matters. Shareholders do not have cumulative voting rights. If the holder of shares abstains from voting on any matter, or if shares are held by a broker which has indicated that it does not have discretionary authority to vote on a particular matter, those shares will be counted for quorum purposes, but will not be counted as votes cast with respect to any matter to come before the meeting and will not affect the outcome of any matter.

          The Company will bear the cost of solicitation of proxies. In addition to the use of the mails, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, by telephone, facsimile or personal contact. It will greatly assist the Company in limiting expense in connection with the meeting if shareholders who do not expect to attend in person will return signed proxies promptly whether they own a few or many shares.

          A shareholder may revoke his or her Proxy at any time prior to the voting thereof by filing with the Treasurer of the Company at the Company’s principal office at 131 Main Street, Hills, Iowa 52235, a written revocation or a duly executed Proxy bearing a later date. A shareholder may also withdraw the Proxy at the meeting at any time before it is exercised.

INFORMATION CONCERNING NOMINEES FOR ELECTION AS DIRECTORS

          The Company currently has twelve directors with staggered terms of office. Four nominees for election to the Board of Directors at the 2008 Annual Meeting of Shareholders, each of whom presently serves on the Board of Directors, would be elected to serve for a three-year term. The Board of Directors has no reason to believe that any nominee will be unable to serve as a director, if elected. However, in case any nominee should become unavailable for election, the proxy will be voted for such substitute, if any, as the Board of Directors may designate.

          Each director of the Company also serves as a director of the Company’s wholly-owned subsidiary, which is a commercial bank. The commercial bank is Hills Bank and Trust Company (the “Bank”). The Company anticipates that, following the election of the nominees set forth below, all directors of the Company will continue to serve as directors of the Bank. The directors of the Bank are elected by the vote of the Company as the sole shareholder of the Bank.

          Set forth below are the names of the four persons nominated by the Board of Directors for election as directors of the Company at the 2008 Annual Meeting, along with certain other information concerning such persons.

Name and Year First Became a Director	Age	Positions & Offices Held With Company	Principal Occupation or Employment During the Past Five Years

Director Nominees Who Will Serve Until the 2011 Annual Meeting

James A. Nowak 2004-Company 2004-Bank	60	Director	Partner- McGladrey & Pullen, LLP (Retired), July 2004 to present; previously Audit and Accounting Partner with McGladrey & Pullen, LLP, 1976-2004

Theodore H. Pacha 1990-Company 1990-Bank	59	Director	President and owner of THEO Resources (Business Investment and Consulting), May 1999 to present

Ann Marie Rhodes 1993-Company 1993-Bank	54	Director	The University of Iowa -Clinical Associate Professor of Nursing and Adjunct Associate Professor College of Law

Ronald E. Stutsman 1984-Company 1981-Bank	68	Director & Vice President	Executive officer and shareholder of Eldon C. Stutsman, Inc. (fertilizer plant)

INFORMATION CONCERNING DIRECTORS OTHER THAN NOMINEES

          The following table sets forth certain information with respect to directors of the Company who will continue to serve as directors subsequent to the 2008 Annual Meeting and who are not nominees for election at the 2008 Annual Meeting.

Name and Year First Became a Director	Age	Positions & Offices Held With Company	Principal Occupation or Employment During the Past Five Years

Directors Serving Until the 2009 Annual Meeting

Willis M. Bywater 1984-Company 1979-Bank	69	Director	Executive officer and shareholder of Economy Advertising Company (commercial printing and sales of advertising specialties)

Michael S. Donovan 2007-Company 2007-Bank	45	Director	Farmer

Thomas J. Gill, D.D.S. 1993-Company 1993-Bank	61	Director	Dentist - Private Practice

Dwight O. Seegmiller 1986-Company 1986-Bank	55	Director & President	President of the Company and the Bank

Directors Serving Until the 2010 Annual Meeting

Michael E. Hodge 2000-Company 2000-Bank	54	Director	President and shareholder of Hodge Construction Company

Richard W. Oberman 1984-Company 1980-Bank	72	Director & Vice President	President and shareholder of Oberman Farms, Inc.

John W. Phelan 2007-Company 2007-Bank	53	Director	Vice President and General Manager of Cedar Rapids Television Company

Sheldon E. Yoder, D.V.M. 1997-Company 1997-Bank	55	Director	President and shareholder of Kalona Veterinary Clinic

          None of the nominees or directors serves as a director of another company whose securities are registered under the Securities Exchange Act of 1934 or a company registered under the Investment Company Act of 1940.

CORPORATE GOVERNANCE AND THE BOARDS OF DIRECTORS

Board of Directors of the Company

          The Board of Directors of the Company meets on a regularly scheduled basis. During 2007, the Board of Directors of the Company held an annual meeting, one special meeting and twelve regular meetings. The Board of Directors of the Company has not established any standing executive or nominating committees or committees performing similar functions. During 2007, all directors of the Company attended at least seventy-five percent of the total number of meetings of the Board. Although the Company does not have a formal policy regarding attendance by directors at annual shareholder meetings, such attendance is encouraged. In 2007, all twelve of the Company’s directors attended the annual shareholders’ meeting.

          Each of the Company’s directors, with the exception of Mr. Seegmiller, has been determined by the Board of Directors to be an “independent director” as defined by The NASDAQ OMX Group, Inc., formerly The Nasdaq Stock Market Inc. (“NASDAQ”). Mr. Seegmiller is not considered to be independent since he is the President of the Company and the Bank. In determining director independence, the Board of Directors considers all relevant facts and circumstances, including the independence standards set forth in the rules of the NASDAQ stock market. In order to be considered independent, a director must be free from any relationship which, in the opinion of the Company’s Board of Directors would interfere with the exercise of independent judgment. The Board of Directors considered certain transactions, relationships or arrangements which are described herein under the heading “Compensation and Incentive Stock Committee Interlocks and Insider Participation” in making its determination of director independence.

          Regulation O requires loans made to executive officers and directors to be made on substantially the same terms, including interest rates and collateral, and following credit-underwriting procedures that are no less stringent than those prevailing at the time for other transactions by the Company with other persons. Such loans may not involve more than the normal risk of repayment or present other unfavorable features.

          The Board of Directors of the Company has established a committee (the “Audit Committee”) consisting of three non-employee directors, currently consisting of Directors Gill, Nowak and Yoder. The Audit Committee recommends to the Board of Directors the engagement of the independent auditors and reviews with the independent auditors the scope and results of the audits, the Company’s internal accounting controls and the professional services furnished by the independent auditors. All three members of the Audit Committee are “independent” as defined under the rules of NASDAQ. The Board has determined that Director Nowak qualifies as an Audit Committee Financial Expert under applicable law. The Audit Committee met six times in 2007. All members of the Audit Committee have attended at least 75% of the total number of the meetings held in 2007. Audit Committee members are compensated by the Bank as indicated herein the Schedule of Directors Fees. The Board of Directors has adopted a written charter for the Audit Committee.

          The Board of Directors of the Company has established a committee (the “Compensation and Incentive Stock Committee”) consisting of the eleven non-employee directors (i.e., all directors but Mr. Seegmiller), all of whom are considered to be “independent” as defined with the rules of NASDAQ. The Compensation and Incentive Stock Committee makes decisions regarding executive officer salaries, bonuses, grants of awards to all officers pursuant to the Hills Bancorporation 2000 Stock Option and Incentive Plan (the “Incentive Stock Plan”), contributions to the Hills Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”), and contributions to the Hills Bank and Trust Company 401(k) Profit Sharing Plan (the “Profit Sharing Plan”). The Compensation and Incentive Stock Committee held twelve meetings during 2007 of which nine of the meetings were approval of grants of restricted stock to officers. All members of the Compensation and Incentive Stock Committee attended at least seventy-five percent of the meetings. Directors are not compensated for meetings of the Compensation and Incentive Stock Committee.

Board of Directors of the Bank

          The business and affairs of the Bank are managed by the Board of Directors of the Bank, the membership of which is identical to that of the Board of Directors of the Company. The Board of Directors of the Bank holds regular monthly meetings. In 2007, the Board of Directors of the Bank held an annual meeting and twelve regular meetings. The Board of Directors of the Bank has established the Trust Committee, the Audit Committee, the Loan Committee and the Employee Stock Ownership Plan (“ESOP”) Committee as standing committees of the Board of Directors of the Bank. Directors Bywater, Pacha, Rhodes and Seegmiller serve on the Trust Committee; Directors Gill, Nowak and Yoder serve on the Audit Committee; Directors Donovan, Hodge, Phelan, Seegmiller and Stutsman serve on the Loan Committee; and Director Oberman serves on the ESOP Committee. The seven directors not appointed to the Loan Committee are invited to attend meetings of that committee and are compensated for such attendance at the same rate as members of the Loan Committee for each meeting attended. The Bank has established no standing executive, nominating or compensation committees of the Board of Directors or committees performing similar functions.

          The Trust Committee is responsible for overseeing and annually reviewing the status of all trusts for which the Bank’s Trust Department acts in a fiduciary capacity. The Trust Committee met twelve times during 2007. The Audit Committee held six meetings during 2007 and is responsible for coordinating the audit with KPMG LLP and addressing internal audit functions. The Loan Committee held twelve meetings during 2007 and is responsible for review and oversight of the loan activities of the Bank. The ESOP Committee, which is responsible for overseeing the ESOP in connection with which Hills Trust Department serves as trustee, had three meetings during 2007. During 2007, all of the directors of the Bank attended at least 75% of the total number of meetings of the Board of Directors and all of the Directors of the Bank appointed to committees attended at least 75% of the meetings of the committee to which such directors were appointed.

Schedule of Directors Fees

          Directors of the Company and the Bank who are not employees of the Company or the Bank (all Directors but Mr. Seegmiller) are compensated for their service as a directors as shown in the table below:

Compensation Item	Company	Bank

Annual Retainer (paid quarterly):
Chairman of the Board	N/A	$10,500
Board Member	N/A	8,000

Meeting Fees:
Board Meetings	$200	350
Committee:
Audit	0	275
Compensation and Incentive Stock	0	N/A
Employee Stock Ownership Plan/Profit Sharing	N/A	275
Loan	N/A	275
Trust	N/A	275

Director Deferral Plan:

Under the Company’s Nonqualified Deferred Compensation Plan (the “Deferred Compensation Plan”) which was initiated in 1997, each director may elect to defer up to 50% of such director’s cash compensation from retainers and meeting fees. Any amount so deferred is credited to the director’s deferred compensation account and converted to units equivalent in value to the fair market value of a share of stock in Hills Bancorporation. The “stock units” are book entry only and do not represent an actual purchase of stock. The director’s account is adjusted each year for dividends paid and the change in the market value of Hills Bancorporation stock. The liability for the deferred directors’ fees is unfunded and unsecured for the participants.

Director Compensation Table

          The following table provides information concerning the compensation of all the directors other than Mr. Seegmiller for the fiscal year ended December 31, 2007.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)(1)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensations Earnings ($)	All Other Compensation ($)(3)	Total ($)

Willis M. Bywater	$20,875	$0	$0	$0	$0	$0	$20,875
Michael S. Donovan	$13,900	$0	$5,220	$0	$0	$0	$19,120
Thomas J. Gill, D.D.S.	$20,050	$0	$0	$0	$0	$0	$20,050
Michael E. Hodge	$17,300	$0	$0	$0	$0	$0	$17,300
James A. Nowak	$19,225	$0	$0	$0	$0	$0	$19,225
Richard W. Oberman	$20,350	$0	$0	$0	$0	$0	$20,350
Theodore H. Pacha	$20,250	$0	$0	$0	$0	$0	$20,250
John W. Phelan	$14,175	$0	$5,220	$0	$0	$0	$19,395
Ann Marie Rhodes	$20,600	$0	$0	$0	$0	$0	$20,600
Ronald E. Stutsman	$17,025	$0	$0	$0	$0	$0	$17,025
Sheldon E. Yoder, D.V.M.	$19,225	$0	$0	$0	$0	$230,160	$249,385

NOTE:

(1)

As of December 31, 2007, the aggregate number of unexercised stock options (not all of which were vested) held by each director is shown under the heading “Security Ownership of Certain Beneficial Owners and Management.”

(2)

Amounts shown do not reflect compensation actually received by Director Donovan and Director Phelan. Instead, the amounts shown are the compensation costs recognized by the Company for financial reporting purposes for option awards as determined pursuant to FAS 123R.

(3)

Represents a gain on 6,165 shares exercised in April, 2007 by Director Yoder. The options were issued in 1997 at an exercise price of $13.67 per share. The market value of a share at the time of exercise was $51.00 and resulting in this gain of $230,160.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT

          Set forth in the following table is certain information on each person who is known to the Board of Directors to be the beneficial owner as of March 7, 2008 of more than 5% of the Company’s Common Stock, which is the only class of equity securities that the Company has outstanding.

Amount and Nature of Beneficial Ownership

Name and Address of Beneficial Owner	Total Shares Beneficially Owned	Sole Voting and Investment Power	Shared Voting and Investment Power	Percent of Class

Hills Bank and Trust Company, as trustee of the Hills Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”) 131 Main Street Hills, Iowa 52235	418,959	0	418,959 (1)	9.33%

NOTE:

(1)

Consists of shares of Company Common Stock allocated to the accounts of employees of the Bank who are eligible to participate in the ESOP. Employees are entitled to direct the trustee how to vote shares allocated to their accounts.

          The following table sets forth as of March 7, 2008 the number of shares of the Company’s Common Stock beneficially owned by each director, nominee for director, the executive officer and all the directors and the executive officer as a group. The Company has not adopted a share ownership policy or a share retention policy for the directors or the executive officers.

Amount and Nature of Beneficial Ownership

Name	Total Shares Beneficially Owned		Sole Voting and Investment Power	Shared Voting and Investment Power	Percent of Class (4)

Directors
Willis M. Bywater	71,142		53,142	18,000	1.59%
Michael S. Donovan	3,470	(2)	0	3,470.07%
Thomas J. Gill, D.D.S.	8,128		8,128	0.18%
Michael E. Hodge	7,174	(1)	4,474	2,700.16%
James A. Nowak	3,181	(1)	3,181	0.07%
Richard W. Oberman	47,047		14,187	32,860	1.05%
Theodore H. Pacha	9,328		9,328	0.21%
John W. Phelan	500	(2)	500	0.01%
Ann Marie Rhodes	1,000		1,000	0.02%
Dwight O. Seegmiller	122,909	(3)	77,778	45,131	2.74%
Ronald E. Stutsman	49,406		14,321	35,085	1.10%
Sheldon E. Yoder, D.V.M.	8,695		8,695	0.19%

Non-Director Executive Officer
James G. Pratt	69,393	(3)	22,185	47,208	1.55%
All Directors and Executive Officer as a group (13 persons)	401,373		216,919	184,454	8.94%

NOTES:

(1)

This figure includes 2,940 shares subject to currently exercisable stock options granted in 2004 to each of two directors pursuant to the Stock Incentive Plan. The exercise price for Director Hodge’s 2,940 options, granted in May, 2004, is $34.50 per share. The exercise price for Director Nowak’s 2,940 options, granted in October, 2004, is $36.25. The options will expire ten years after the grant date or two years after the director’s term of service on the Board of Directors of the Company ends, whichever occurs first.

(2)

This figure does not include 2,290 shares subject to stock options, not currently exercisable, granted in 2007 to each of two Directors pursuant to the Stock Incentive Plan. The options granted are subject to a five-year vesting requirement and no options may be exercised before May, 2012. The exercise prices for Director Donovan’s 2,290 options and Director Phelan’s 2,290 options, both granted in May, 2007 are $52.00 per share. The options will expire ten years after the grant date or two years after the Director’s term of service on the Board of Directors of the Company ends, whichever occurs first.

(3)

This figure includes shares held by the ESOP which have been allocated to the executive officers for voting purposes. The following numbers of shares have been allocated under the ESOP to the executive officers for voting purposes: Mr. Seegmiller - 41,531; Mr. Pratt - 33,608; all executive officers as a group - 75,139.

(4)

Includes, for each such person, shares that are deemed to be beneficially owned by such person (a) because such shares are subject to options currently exercisable by such person or (b) because such shares are held by the ESOP and have been allocated to such person with shared voting power, as noted in Notes 1, 2 and 3.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s directors, executive officers and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file reports of ownership and changes in ownership of such securities with the Securities and Exchange Commission. Directors and executive officers and greater than 10 percent beneficial owners are required by applicable regulations to furnish the Company with copies of all Section 16(a) forms they file.

          Based solely upon a review of the copies of the forms furnished to the Company, or written representations from certain reporting persons that no other reports were required, the Company believes that all filing requirements applicable to the directors and executive officers were complied with during 2007.

COMPENSATION AND INCENTIVE STOCK COMMITTEE INTERLOCKS
AND INSIDER PARTICIPATION

          All compensation decisions affecting the executive officers of the Company and the Bank are made by the Compensation and Incentive Stock Committee of the Board of Directors. Mr. Seegmiller, President of the Bank, serves on the Board of Directors of the Bank, but does not participate in deliberations or voting on decisions concerning compensation of executive officers. The Committee deliberates and votes upon the compensation to be paid to each of the two executive officers. Decisions regarding the award of stock options to the two executive officers pursuant to the Company’s Incentive Stock Plan are made by the Committee consisting of the eleven non-employee directors (all directors but Mr. Seegmiller).

          Willis M. Bywater and Michael E. Hodge, both members of the Board of Directors of the Bank and of the Compensation and Incentive Stock Committee, participated in deliberations concerning executive compensation matters during 2007. Under rules of the Securities and Exchange Commission, the Bank is required to disclose that it has had certain business relationships during 2007 with Economy Advertising Company, a commercial printing and specialty advertising firm, and with Hodge Construction Company, a general contractor. In addition, Mr. Hodge is a 15% investor in the limited liability corporation, OC Group, LC that is the owner of the Old Capitol Town Center, a portion of which is leased by the Bank for a bank office location.

          Mr. Bywater is an executive officer and principal shareholder of Economy Advertising Company. During 2007, the Bank paid the sum of $225,210 to Economy Advertising Company for commercial printing services and for the purchase of calendars and other specialty advertising items. The Bank contemplates that it will purchase a similar amount of goods and services from Economy Advertising Company during 2008. Such business relationships have been entered into in the ordinary course of business of the Bank and considers among other factors the prices charged for the goods and services by similar businesses in the area, the vendor’s quality and timely service history and the vendor’s banking relationships with the Bank.

          Mr. Hodge is an executive officer and principal shareholder of Hodge Construction Company. The Bank has an agreement with the OC Group, L.C. under which it leased 5,845 square feet of space in Old Capitol Town Center, a two-story building with a total of 270,000 square feet, located in downtown Iowa City. Mr. Hodge holds a fifteen percent (15%) ownership interest in OC Group, L.C., the owner of Old Capitol Town Center. The ten-year lease began on June 1, 2004. The lease term is subject to renewal options. The Bank’s annual lease payment on this space is currently $19.10 per square foot and increases 2% per year, plus annual common area maintenance charges of $4.00 per square foot. The Bank is also responsible for payment of the real estate taxes allocated to the leased space. The annual lease cost in 2007 was $142,635 before payment of such real estate taxes. In the opinion of management, the cost of the leased space is similar to the cost of leasing comparable commercial property in downtown Iowa City.

          The Board of Directors of the Bank does not believe that the participation by Mr. Bywater and Mr. Hodge in the deliberations concerning executive compensation has provided the executive officers of the Bank with more favorable compensation arrangements than would have been the case absent their participation in such deliberations. In addition, both Mr. Bywater and Mr. Hodge are considered as “independent directors” as defined by the NASDAQ Stock Market.

COMPENSATION DISCUSSION AND ANALYSIS

Introduction

          In the following Compensation Discussion and Analysis section, the Company provides information concerning compensation and benefits provided to the two executive officers of the Company (the “Named Executive Officers”). The Named Executive Officers are Dwight O. Seegmiller, who is the President and Principal Executive Officer (“PEO”) and James G. Pratt, who is the Secretary/Treasurer and Principal Financial Officer (“PFO”).

          The Compensation and Incentive Stock Committee (the “Committee”) of the Board has responsibility for establishing and implementing the Company’s executive compensation program, which includes the compensation provided to the Named Executive Officers identified in the Summary Compensation Table and other tables on the following pages of this Proxy Statement. Through its work, the Committee endeavors to maintain executive compensation that is fair, reasonable and consistent with the Company’s size and the compensation practices of the financial services industry. The goal of the Committee is to attract, develop and retain high caliber executives who are capable of increasing the Company’s performance for the benefit of its shareholders while maintaining the philosophy of community banking.

          The factors the Committee considers in determining the level and composition of compensation include but are not limited to the following: (1) the Bank’s performance as compared to internally established goals for the most recently ended fiscal year and to the performance of other Iowa-based financial institutions, (2) the individual officer’s level of responsibility within the Bank and (3) competitive compensation data. In addition, the Committee considers the financial performance for the current year including the business plan containing the financial performance goals measured primarily in terms of earnings per share, growth of the Company, asset quality, return on assets and return on stockholders’ equity. The Committee also considers the financial budget for the upcoming fiscal year and the Company’s updated strategic plan. While the foregoing factors are not specifically weighted in the decision-making process, primary emphasis is placed on the Bank’s performance during the previous year as compared to the internally-established goals. Although the Board reviewed a number of objective factors as described above in setting compensation for 2007, its final decision was based on a subjective determination. Details regarding the compensation of each of the Named Executive Officers are set forth in the tables that appear below.

          The Committee has strategic and administrative responsibility for a broad range of issues, including ensuring that the Company compensates key management employees effectively and in a manner consistent with the Company’s compensation strategy. The Committee also oversees the administration of executive compensation plans, including the design, performance measures, and award opportunities for management compensation programs, and certain employee benefits.

          The Committee’s policy is to review management compensation at least annually. The Committee makes these reviews to ensure that management compensation is consistent with our compensation philosophies, Company and personal performance, changes in market practices, changes in an individual’s responsibilities, and inflation.

          The Company’s overall compensation objectives are to pay salaries and provide benefits that are appropriate and competitive in the Bank’s local marketplace, with the level of and increase in said compensation based on individual performance as it affects the overall financial results of the Company.

          The Company’s executive compensation program has been designed to achieve two primary objectives: (1) to reward current corporate and individual performance through salary increases and opportunities for cash bonuses; and (2) to reward long-term corporate and individual performance through participation in the ESOP and Profit Sharing Plan, the Deferred Compensation Plan and participation in the Incentive Stock Plan. The amounts and types of compensation paid in 2007 (as set forth below) fit into the Company’s overall compensation objectives by achieving those two objectives.

          In addition, the executive compensation program of the Bank has been designed to:

•	provide a pay-for-performance policy that differentiates compensation amounts based upon corporate and individual performance,

•

provide compensation opportunities comparable to those offered by other Iowa-based financial institutions and Midwest banks of similar asset size, thus allowing the Bank to compete for and retain talented executives who are essential to the long-term success of the Company and the Bank; and

•	align the interest of the officers with the long-term interest of the Company’s shareholders through the ownership of Company Common Stock.

Competitive Positioning

          In determining the amount of Named Executive Officer salaries each year, the Committee reviews salaries paid to officers holding similar positions in other Iowa-based financial institutions and compensation data from SNL Financial concerning salaries paid by other Midwest banks having between $1 billion and $3 billion in assets. Review of this information is done primarily to determine that the salary established is at a competitive level.

          The Committee attempts to make compensation decisions consistent with the foregoing objectives and considerations including, in particular, market levels of compensation it believes are necessary to attract, retain, and motivate our Named Executive Officers.

Decisions Regarding Composition of Total Compensation

          The Company provides a competitive mix of pay elements that align executive incentives with shareholder value. Our executive compensation program includes salary, cash bonuses and long-term compensation.

Elements of Compensation

The forms of compensation paid in 2007 are comprised of the following:

          Salaries and cash bonuses: Salary is designed to provide competitive levels of compensation to executives based upon their experience, duties and scope of responsibility. We pay salaries because it provides a basic level of compensation and is necessary to recruit and retain executives. An important aspect of salary is the Committee’s ability to use annual base salary adjustments to reflect an individual’s performance or changed responsibilities. Salary levels are also important because the Committee may tie the amount of long-term compensation to an executive’s salary. No cash bonuses were paid in 2007 other than the additional cash compensation paid in lieu of contributions to the ESOP and the Hills Bank and Trust Company Profit Sharing Plan that could not be made by the Bank because of Internal Revenue Code limits on such contributions. Details of the additional cash compensation is described in footnote 2 of the Summary Compensation Table.

          Participation in the ESOP: The ESOP is a defined contribution plan designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The ESOP is operated in accordance with the provisions of the written plan document. The ESOP is designed and intended to invest primarily in Common Stock issued by the Company and, in so doing, to provide for employee participation in the equity ownership of the Company. Any benefits payable under the ESOP will be based solely upon the amounts contributed for the benefit of a participant and any changes in the value of those contributions while they are held in the ESOP. The ESOP does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the ESOP are fully vested after six (6) years of service with the Bank. The Bank, as plan sponsor of the ESOP, makes an annual ESOP contribution which is allocated among all participating employees of the Bank, including the executive officers, based on their annual salaries.

          Participation in the Profit-Sharing Plan: The Bank is the trustee of the Profit Sharing Plan. The Profit Sharing Plan is operated in accordance with the provisions of the written plan document. Employees of the Bank are eligible to participate in the Profit Sharing Plan. The Profit Sharing Plan, like the ESOP, is designed primarily to reward eligible employees for long and loyal service by providing them with retirement benefits. The Profit Sharing Plan is a defined contribution plan and is primarily invested in assets other than equity securities of the Company. Any benefits payable under the Profit Sharing Plan will be based solely upon the amounts contributed by the Bank for the benefit of a participant and any changes in the value of those contributions while they are held in the Profit Sharing Plan. The Profit Sharing Plan does not require or allow contributions by participating employees. Subject to certain exceptions, contributions to the Profit Sharing Plan are fully vested after six (6) years of service with the Bank. In 2007, the Bank, as sponsor of the Profit Sharing Plan, made a Profit Sharing Plan contribution which was allocated among all participating employees of the Bank, including the executive officers, based on their annual salaries.

The amount of the ESOP contribution and the amount of the Profit Sharing Plan contribution and the allocation between the two plans is based on the recommendations by Bank management each year. The Board of Directors decides whether or not to approve management’s recommendation. The Board of Directors’ decision is based on the achievement of financial performance goals of the Bank as established in the Bank’s annual budget and business plan.

          As part of the Profit Sharing Plan the Company offers a qualified 401(k) plan to provide a tax-advantaged savings vehicle. The Company makes matching contributions to the 401(k) plan to encourage employees to save money for their retirement. This 401 (k) plan and such matching contributions enhance the range of benefits offered to employees and the Company’s ability to attract and retain employees. The 401(k) segment of the Profit-Sharing Plan covers all eligible employees of the Bank. Employees are eligible to participate in elective salary deferrals. Participants may contribute up to 100% of eligible compensation, limited to the maximum amount deductible under the Internal Revenue Code for employee salary reduction. The Plan provides for an employer matching contribution equal to 25% of the employee’s deferral, limited to deferrals of up to 4% of compensation, therefore the maximum Company contribution is 1% of compensation. Subject to certain exceptions, both employee contributions and the Company’s matching contribution are vested immediately.

          Participation in the Deferred Compensation Program: This program allows Named Executive Officers to elect to defer a portion of their salaried compensation for payment by the Company at a subsequent date. The Plan was initiated due to the Internal Revenue Service limits of contributions on the Bank’s 401(k) plan for the Named Executive Officers. The Board of Directors approved a non-qualifying Deferred Compensation Program in 1995 when the 401(k) feature was added to the Bank sponsored Profit Sharing Plan. The Named Executive Officers can defer up to 30% of their base compensation and up to 100% of any bonus into the Deferred Compensation Plan.

          Any amount so deferred is credited to the Named Executive Officer’s deferred compensation account and converted to units equivalent in value to the fair market value of a share of stock in Hills Bancorporation. The “stock units” are book entry only and do not represent an actual purchase of stock. The Named Executive Officer’s account is adjusted each year for dividends paid and the change in the market value of Hills Bancorporation stock. The deferrals and earnings grow tax deferred until withdrawn from the plan. Earnings credited to the individuals accounts are recorded as compensation expense when earned.

          Perquisites and other benefits: Perquisites and other benefits represent a very small part of our overall compensation package, and are offered only after consideration of business need. We annually review the perquisites and other personal benefits that we provide to senior management.

Stock-Based Compensation - Procedures Regarding Approval and Timing and Pricing of Awards

          The terms of the Incentive Stock Plan require that the Committee approve all grants of stock options and that stock options be granted only at current market prices. The exercise price of stock options is set at the stock price on the date of grant.

          We try to make stock option grants at times when they will not be influenced by scheduled release of information. We do not otherwise time or plan the release of material, non-public information for the purpose of affecting the value of executive compensation.

Role of Executive Officers in Determining Executive Compensation

          The Committee oversees the administration of executive compensation plans, including the design, performance measures, award opportunities and certain employee benefits that are included in the Company’s compensation program. The Committee has the authority to determine, and approves all compensation and awards to Mr. Seegmiller without his participation. The Committee annually reviews and makes determinations concerning the elements of such compensation. The Named Executive Officers do not otherwise determine or make recommendations regarding the amount or form of executive or director compensation.

Adjustments to Incentive Compensation as a Result of Financial Statement Restatements

          The Committee will consider adjusting future awards or recovering past awards in the event of a material restatement of the Company’s financial results. If, in the exercise of its business judgment, the Committee believes that it is in the Company’s best interests to do so, the Committee will seek recovery or cancellation of any bonus or other incentive payments made to an executive on the basis of having met or exceeded performance targets during a period of fraudulent activity or a material misstatement of financial results where the Committee determines that such recovery or cancellation is appropriate due to intentional misconduct by the executive officer that resulted in such performance targets being achieved which would not have been achieved absent such misconduct.

Tax Considerations

          Section 162(m) of the Internal Revenue Code places limits on the deductibility of compensation in excess of $1 million paid to executive officers of publicly held companies. The Committee does not believe that Section 162(m) has had or will have any impact on the compensation policies followed by the Company. It has been and continues to be the Committee’s intent that all incentive payments be deductible unless maintaining such deductibility would undermine the Company’s ability to meet its primary compensation objectives or is otherwise not in the Company’s best interest. All compensation paid to the Named Executive Officers is deductible under Section 162(m) of the Internal Revenue Code.

          Amounts deferred under the Deferred Compensation Plan after December 31, 2004 are subject to Internal Revenue Code Section 409A, which governs when elections for deferrals of compensation may be made, the form and timing permitted for payment of such deferred amounts, and the ability to change the form and timing of payments initially established. Section 409A imposes sanctions for failure to comply, including accelerated income inclusion, a 20% penalty and an interest penalty. We currently operate the Deferred Compensation Plan in good faith compliance with Section 409A as permitted by the final regulations issued by the Internal Revenue Service in April 2007. We anticipate that the Deferred Compensation Plan will be amended as necessary to fully comply with Section 409A and the final regulations on or before December 31, 2008.

Summary

          In summary, the Committee believes this mix of compensation elements described above motivates management to produce strong returns for shareholders. The Committee believes this program strikes an appropriate balance between the interests and needs of the Company in operating its business and appropriate employee rewards based on shareholder value creation.

COMPENSATION AND INCENTIVE STOCK COMMITTEE REPORT

          The Compensation and Incentive Stock Committee of the Board of Directors has reviewed and discussed with management the “Compensation Discussion and Analysis” included in this Proxy Statement, and based on such review and discussion, the Compensation and Incentive Stock Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in this Proxy Statement.

Compensation and Incentive Stock Committee

Willis M. Bywater	Theodore H. Pacha

Michael S. Donovan	John W. Phelan

Thomas J. Gill, D.D.S.	Ann Marie Rhodes

Michael E. Hodge	Ronald E. Stutsman

James A. Nowak	Sheldon E. Yoder, D.V.M.

Richard W. Oberman

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION
PAID TO THE NAMED EXECUTIVE OFFICERS

Overview

          The following sections provide a summary of cash and certain other compensation the Company paid for the year ended December 31, 2007 to the Named Executive Officers. Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the Named Executive Officers for the year ended December 31, 2007.

          The compensation we disclose below is presented in accordance with SEC regulations. According to those regulations we are required in some cases to include:

•	amounts paid in previous years;

•	amounts that may be paid in future years, including amounts that will be paid only upon the occurrence of certain events, such as a change in control of the Company;

•

amounts we paid to the Named Executive Officers which might not be considered “compensation” (for example, distributions of deferred compensation earned in prior years, and at-market earnings, dividends, or interest on such amounts).

•

an assumed value for share-based compensation equal to the fair value of the grant as presumed under accounting regulations, even though such value presumes the option will not be forfeited or exercised before the end of its 10-year life, and even though the actual realization of cash from the award depends on whether our stock price appreciates above its price on the date of grant, whether the executive will continue his employment with us, and when the executive chooses to exercise the option.

          Therefore, you are encouraged to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, you are encouraged to read this section in conjunction with the Compensation Discussion and Analysis, above.

Summary Compensation Table

          The table below summarizes the total compensation paid or earned by each of the Named Executive Officers for the last two fiscal years. The Company has not entered into any employment agreements with any of the Named Executive Officers. When setting the total compensation for each of the Named Executive Officers, the Committee reviews information concerning the executive’s current compensation and all other compensation.

Name/Position	Year	Salary ($)(1)	Bonus ($)(1)(2)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensations Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)

Dwight O. Seegmiller, President and Principal Executive Officer	2007	$349,900	$14,740	$0	$0	$0	$2,903	$20,250	$387,793

	2006	$334,313	$13,631	$0	$0	$0	$625	$19,800	$368,369

James G. Pratt Secretary, Treasurer and Principal Financial Officer	2007	$262,500	$6,000	$0	$0	$0	$668	$20,250	$289,418

	2006	$250,885	$5,289	$0	$0	$0	$63	$19,800	$276,037

NOTES:

(1)	Compensation deferred pursuant to the Company’s deferred compensation plan is included in salary and bonus totals.

(2)

Consists of additional cash compensation paid in lieu of contributions to the ESOP and the Hills Bank and Trust Company Profit Sharing Plan (the “Profit Sharing Plan”) that could not be made by the Bank because of Internal Revenue Code limits on such contributions.

(3)

The amounts in the column consist of above-market returns on deferred compensation accrued during 2007. Under the terms of the Company’s deferred compensation plan, returns on such deferred compensation are determined as if all such deferred compensation had been invested in shares of Company common stock with dividends reinvested. The amount of excess return was computed by comparing these returns with the returns actually achieved by the Hills Bank and Trust Company Employee Stock Ownership Plan (the “ESOP”) in which all employees participate and which invests primarily in the Company’s common stock with the balance in cash equivalent investments.

(4)	For each of the Named Executive Officers, the figures shown consist of contributions in the following amounts made by the Bank to the Profit Sharing Plan and ESOP for the last two fiscal years:

	Defined Contribution Profit Sharing Plan	Employee Stock Ownership Plan	Total All Other Compensation

Dwight O. Seegmiller:

2007	$18,000	$2,250	$20,250
2006	$17,600	$2,200	$19,800

James G. Pratt:

2007	$18,000	$2,250	$20,250
2006	$17,600	$2,200	$19,800

Grant of Plan-Based Awards Table

          The following table provides information concerning each grant of an award made to a Named Executive Officer in the fiscal year ended December 31, 2007.

	Grant Date	Estimated Future Payments Under Non-Equity Incentive Plan Awards			Estimated Future Payments Under Non-Equity Incentive Plan Awards			All Other Awards: # of Shares of Stock or Units(#)	All Other Option Awards: # of Securities Underlying Options(#)	Exercise or Base Price of Option Awards ($/sh)	Grant Date Fair Value of Stock & Option Awards

Name		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

Dwight O. Seegmiller	N/A	$0	$0	$0	0	0	0	0	0	N/A	N/A

James G. Pratt	N/A	$0	$0	$0	0	0	0	0	0	N/A	N/A

          Neither of the Named Executive Officers was granted awards in 2007.

Outstanding Equity Awards at Fiscal Year-End Table

          The following table provides information concerning unexercised options, stock that has not vested, and equity incentive plan awards for each Named Executive Officer outstanding as of December 31, 2007.

Name	# of Securities Underlying Options(#) Exercisable	# of Securities Underlying Unexercised Options(#) Unexercisable	Equity Incentive Plan Awards # of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price($)	Option Exercise Date	# of Shares or Units or Stock That Have Not Been Vested(#)	Market Value of Shares or Units of Stock That Have Not Vested(#)	Equity Incentive Plan Awards: # of Unearned Shares, Units or Other Rights That Have Not Vested(#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested($)

Dwight O. Seegmiller	0	0	0	N/A	N/A	0	0	0	$0

James G. Pratt	0	0	0	N/A	N/A	0	0	0	$0

                 Neither of the Named Executive Officers held any unexercised stock options, stock that had not vested or outstanding equity awards at December 31, 2007.

Option Exercised and Stock Vested Table

          The following table provides information concerning exercises of stock options and similar instruments, and vesting of stock, during the fiscal year ended December 31, 2007 for each of the Named Executive Officers on an aggregated basis.

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise(#)	Value Realized on Exercise($)	Number of Shares Acquired on Vesting(#)	Value Realized on Vesting($)

Dwight O. Seegmiller	0	$0	0	$0

James G. Pratt	0	$0	0	$0

          Neither of the Named Executive Officers had options exercised or stock vested in 2007.

Pension Benefits Table

          The following table provides information with respect to each plan that provides for payments or other benefits at, following, or in connection with retirement other than defined contribution plans (whether tax qualified or not).

Name	Plan Name	Number of Years of Credited Service(#)	Present Value of Accumulated Benefits($)	Payments During Last Fiscal Year($)

Dwight O. Seegmiller	N/A	0	$0	$0

James G. Pratt	N/A	0	$0	$0

          The Company and the Bank do not have any qualified or non-qualified defined benefit plans.

Nonqualified Deferred Compensation Table

          The following table provides information with respect to the Deferred Compensation Plan. The amounts shown include compensation earned and deferred in prior years, and earnings on, or distributions of, such amounts.

Name	Executive Contributions in 2007 ($)(1)	Registrant Contributions in 2007 ($)(1)	Aggregate Earnings in 2007 ($)(2)	Aggregate withdrawals/ Distributions during 2007 ($)	Aggregate Balance at December 31, 2007 ($)

Dwight O. Seegmiller	$52,485	$14,740	$156,277	None	$2,209,575

James G. Pratt	$15,750	$6,000	$33,819	None	$482,674

NOTES:

(1)	The amounts included in these columns is also included in the “Salary” column and the “Bonus” column in the Summary Compensation Table.

(2)

Amounts included in this column of $2,903 for Dwight O. Seegmiller and $668 for James G. Pratt are also included in the “Change in Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table. These amounts represent the above-market returns on deferred compensation balances.

Termination and Change in Control Payments

          Under the terms of the Incentive Stock Plan, in the event of a change in control of the Company, the restrictions and vesting requirements of awards will be immediately exercisable and fully vested and the awards of the participant may be in cash or stock. As of December 31, 2007, as indicated in the compensation tables above, the Named Executive Officers have no outstanding plan-based awards, equity awards or outstanding options exercised or stock vested.

          There are no employment contracts, termination of employment agreements, change in control agreements or other arrangements with the executive officers of the Company and the Bank that provide for payment or benefits to any executive officer at, following, or in connection with a change in control of the Company, a change in an executive officer’s responsibilities, or an executive officer’s termination of employment, including resignation, severance, retirement, or constructive termination.

LOANS TO AND CERTAIN OTHER TRANSACTIONS WITH
EXECUTIVE OFFICERS AND DIRECTORS

          Certain of the officers and directors of the Company, their associates or members of their families, were customers of, and have had transactions with, the Bank from time to time in the ordinary course of business, and additional transactions may be expected to take place in the ordinary course of business in the future. All loans and commitments included in such transactions have been made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons. In the opinion of management of the Bank, such loan transactions do not involve more than the normal risk of collectibility or present other unfavorable features.

          During the past year, the Bank and the Company have maintained business relationships with certain companies partially owned or operated by members of the Board of Directors of the Company through the purchase of varying amounts of goods and services from such companies. All such business relationships have been entered into in the ordinary course of business of the Bank and the Company and, in the opinion of management, the prices charged for such goods and services have been at least as favorable to the Bank and the Company as prices generally charged by similar businesses in the area for such goods and services. Management of the Company anticipates that the Bank and the Company will continue to maintain such business relationships on a similar basis to the extent that such goods and services are required by the Bank and the Company in the future.

AUDIT COMMITTEE

Audit Committee Report

          The report of the Audit Committee that follows shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement or future filings into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates the information by reference, and shall not otherwise be deemed filed under such Acts.

March 11, 2008

To the Board of Directors:

          The Audit Committee consists of the following members of the Board of Directors: Thomas J. Gill, James A. Nowak and Sheldon E. Yoder. Each of the members of the Audit Committee is independent as defined under the rules of the NASDAQ Stock Market.

          We have reviewed and discussed with management the Company’s audited financial statements as of and for the year ended December 31, 2007.

          We have discussed with the independent auditors, KPMG LLP, the matters required to be discussed by Statement of Auditing Standards No. 114, The Auditor’s Communication with Those Charged with Governance, issued by the Auditing Standards Board of the American Institute of Certified Public Accountants.

          We have received and reviewed the written disclosures and the letter from KPMG LLP, required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, issued by the Independence Standard Board, and have discussed with the auditors the auditors’ independence.

          Based on the reviews and discussions referred to above, we recommend to the Board of Directors that the financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 for filing with the Securities and Exchange Commission.

Audit Committee

Thomas J. Gill, D.D.S.
James A. Nowak
Sheldon E. Yoder, D.V.M.

Audit and Other Fees

          Aggregate fees billed to the Company for the years ending December 31, 2007 and 2006 by the Company’s independent registered public accounting firm, KPMG LLP (“KPMG”):

	Years Ended December 31,

	2007	2006

Audit fees (1)	$93,250	$109,300

Audit-related fees (2)	87,250	85,000

Tax fees (3)	18,250	12,250

Total Fees	$198,750	$206,550

NOTES:

(1)

Audit fees related to the audit of the Company’s annual financial statements for the fiscal years 2007 and 2006 and for its required reviews of the Company’s unaudited interim financial statements included in its Form 10-Q for the years 2007 and 2006.

(2)

The audit-related fees related to the assessment and audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting conducted in accordance with Section 404 of the Sarbanes-Oxley Act of 2002 and services relating to evaluation of the Company’s internal controls as required by the Federal Deposit Insurance Corporation Improvement Act, as amended.

(3)	Tax fees generally related to professional service rendered for tax compliance, tax advice and tax planning.

Audit Committee Pre-Approval Policy

          The Company’s Audit Committee pre-approves all audit, audit-related, tax and other services proposed to be provided by the Company’s independent registered public accounting firm prior to engaging the independent registered public accounting firm for that purpose. The charter of the Audit Committee sets forth this approval requirement. All of the audit fees, audit-related fees and the tax fees for 2007 and 2006 were pre-approved by the Audit Committee.

INDEPENDENT AUDITORS

          Representatives of KPMG LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

PROPOSALS BY SHAREHOLDERS

          Shareholder proposals intended to be presented at the Annual Meeting of Shareholders to be held in 2009 must be received by the Company no later than November 17, 2008 for inclusion in the Company’s proxy statement and form of proxy relating to that meeting. Proposals should be submitted to the Company at its principal executive offices at 131 Main Street, Hills, Iowa 52235.

BOARD NOMINATING PROCESS

          The Company does not have a standing nominating committee of the Board of Directors or a committee performing similar functions. Historically, changes in the membership of the Company’s Board of Directors have been relatively infrequent. In the view of the Board of Directors, the amount of nominating activity does not justify the establishment of such a committee. The Board of Directors has directly performed, and expects that it will continue to be capable of directly performing, all nominating functions. Therefore, the Board of Directors has concluded that such a committee is not needed. In connection with its performance of such nominating functions, the Board of Directors does not have a charter.

          All directors participate in the consideration of director nominees. Each of the directors, with the exception of Mr. Seegmiller, is independent as defined under the rules of the NASDAQ Stock Market. If one or more positions on the Board of Directors were to become vacant for any reason, the vacancy would be filled by the Board of Directors, and in such event all directors would participate in the selection of a person to fill each such vacancy.

          The Board will utilize a variety of methods for identifying and evaluating candidates for director. The size of the Board is established by the Company’s bylaws. The Board will regularly assess whether any vacancies on the Board are expected due to attrition. In the event that vacancies are anticipated, or otherwise arise, the Board will consider various potential candidates for director. Candidates may come to the attention of the committee through current Board members, shareholders, or other persons. The Board has never paid fees to any third party to identify, evaluate, or to assist in identifying or evaluating, potential nominees, and it does not anticipate that it will be necessary to do so in the future.

          The Board is not obligated to nominate any candidate for election. Candidates will be evaluated at meetings of the Board. In evaluating possible candidates for membership on the Board of Directors, the Board will seek to achieve a balance of knowledge, experience, and capability on the Board and will consider the qualifications of possible candidates based on the criteria described below. Members of the Board should have the highest professional and personal ethics and values, excellent personal and professional reputations, and must satisfy all regulatory requirements to serve as directors. They should have broad experience at the policy-making level in business, government, education, technology, or public interest. They should be committed to furthering the long-term as well as short-term interest of the Company and its shareholders, and in doing so they should be willing to consider the effect of any action on the Company’s shareholders, employees, suppliers, creditors and customers, and on the communities in which the Company and its subsidiary operate. They should have sufficient time to carry out their duties and to provide insight and practical wisdom based on experience. Their service on other boards of public companies should be limited to a number that permits them, given their individual circumstances, to perform responsibly all directors’ duties. It is a requirement that members of the Board reside within the trade area of the Bank and the Company. The Board of Directors reserves the right to modify these qualifications from time to time.

          In general, advance notice of the shareholder’s intention to nominate a candidate for election to the Board must be given to the Company’s Treasurer. In order to be considered for nomination by the Board of Directors in connection with the Annual Meeting of Shareholders to be held in 2009, such advance notice of nominations must be received by the Company no later than November 17, 2008. A shareholder’s advance notice of nomination should set forth: (i) as to each person whom the shareholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director, if elected); and (ii) as to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made, (A) the name and address of such shareholder, as they appear on the Company’s books, and of such beneficial owner, (B) the number of shares of Common Stock that are owned (beneficially or of record) by such shareholder and such beneficial owner, (C) a description of all arrangements or understandings between such shareholder and such beneficial owner and any other person or persons (including their names) in connection with the nomination, and (D) a representation that such shareholder or its agent or designee intends to appear in person or by proxy at the annual meeting to place such candidate in nomination for election as a director.

          The Board of Directors held one meeting to nominate the four candidates to be presented to the shareholders as reflected in Proposal #1 in this Proxy Statement.

COMMUNICATION WITH THE BOARD OF DIRECTORS

          The Board of Directors has established a process for shareholders of the Company to send communications to the Board. Any shareholder desiring to communicate with the Board or one or more individual Board members may write to the Treasurer of the Company at the following address:

Hills Bancorporation
Board of Directors
c/o Treasurer
131 Main Street
Hills, IA 52235

          The Treasurer of the Company has been instructed to forward all such communications to all Board members. The Board of Directors has adopted a policy requiring that a copy of all communications addressed to any member of the Board of Directors in his or her capacity as a director be promptly provided to the Treasurer of the Company for distribution to all other members of the Board of Directors. All directors will review any communication from a shareholder directed to the Board of Directors or to any one or more individual Board members in such capacity. The President and Chief Executive Officer of the Company will determine if any shareholder communication not addressed to Board members should be reviewed by the Board.

AVAILABILITY OF FORM 10-K REPORT

          Copies of the Company’s Annual Report to the Securities and Exchange Commission (Form 10-K), including the financial statements and schedules thereto, for the fiscal year of the Company ended December 31, 2007, are made available by the Company, through its internet website (www.hillsbank.com) free of charge, by a link to the internet website of the Securities and Exchange Commission (www.sec.gov).

OTHER MATTERS

          Management of the Company knows of no other matters which will be presented for consideration at the Annual Meeting of Shareholders other than those stated in the Notice of Annual Meeting which is part of this Proxy Statement, and management does not intend itself to present any such other business. If any other matters do properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote thereon in accordance with their judgment. The proxy will also have the power to vote for the adjournment of the meeting from time to time.

          A copy of the Annual Report of the Company for the year ended December 31, 2007, is mailed to shareholders together with this Proxy Statement. Such report is not incorporated in this Proxy Statement and is not to be considered a part of the proxy soliciting material.

By Order of the Board of Directors

Dwight O. Seegmiller President

March 21, 2008 Hills, Iowa

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